Patrick Industries, Inc. Completes Acquisition of Front Range Stone, Inc. ELKHART, IN – September 28, 2020 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Englewood, Colorado-based Front Range Stone, Inc. (“Front Range”), a fabricator and installer of a full suite of natural stone, quartz, solid surface, and laminate countertops, primarily serving big box home improvement retailers, home builders and commercial contractors in the industrial market. Front Range’s 2019 revenue was approximately $30 million, and the Company expects the acquisition to be immediately accretive to net income per share. “Front Range has an excellent reputation built upon strong relationships and product knowledge, outstanding quality and service, and a comprehensive product suite that attracts a wide variety of customers in the various industrial markets it serves primarily in Colorado and southern Wyoming,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “This acquisition represents an attractive growth opportunity with strong leadership to leverage our existing industrial operations to expand both our countertop presence and our geographic presence into the Great Plains and western housing markets. Consistent with previous acquisitions, we will support Front Range with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.” Brad Pearce, co-founder of Front Range, said, “After nearly two decades growing our business, we look forward to continuing to drive our business model and leverage our strong relationships with our large regional and national customers as we strive to expand our market presence with the support of both the Front Range team and the Patrick family. Patrick’s strategic and capital resources and existing industrial market presence will help to further grow the Front Range brand and bring a variety of value-added solutions to our customers and markets.” The acquisition of Front Range includes the acquisition of working capital and other assets. Patrick will continue to operate Front Range on a stand-alone basis under its brand name in its existing facilities. About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com 574.294.7511 2